Exhibit (99) a.(ii)

                 Answer and Affirmative Defense

                    to the Board of Trustees

           Sheet Metal Workers' National Pension Fund

          to enforce delinquent payments due under the

       Multi-Employer Pension Plan Amendments Act of 1980

               IN THE UNITED STATES DISTRICT COURT
              FOR THE EASTERN DISTRICT OF VIRGINIA
                       ALEXANDRIA DIVISION


The Board of Trustees,
SHEET METAL WORKERS' NATIONAL
PENSION FUND,
     Edward F. Carlough Plaza
     601 North Fairfax Street
     Alexandria, Virginia 22314              CIVIL ACTION
                                             NO. 95-1609-A
          Plaintiff,

     v.

TENNEY ENGINEERING, INC.,
     A Corporation                      ANSWER AND AFFIRMATIVE
     1090 Springfield Road                        DEFENSE
     Union, New Jersey 07083

          Defendant.


     Defendant, Tenney Engineering, Inc., by and through its attorneys, Dechert Price & Rhoads, by way of answer to the Complaint herein, states upon information and belief as follows:
     1. Defendant neither admits nor denies the allegations contained in paragraph 1 of the Complaint and leaves Plaintiff to their proofs.
     2. Defendant neither admits nor denies the allegations contained in paragraph 2 of the Complaint and leaves Plaintiff to their proofs.
     3. Defendant neither admits nor denies the allegations contained in paragraph 3 of the Complaint and leaves Plaintiff to their proofs.
     4. Defendant admits the allegations contained in paragraph 4 of the Complaint.
     5. Defendant neither admits nor denies the allegations contained in paragraph 5 of the Complaint and leaves Plaintiff to their proofs, however, Defendant reserves its right to move for a change of venue.
     6. Defendant admits the allegations contained in paragraph 6 of the Complaint.
     7. Defendant denies the allegations contained in paragraph 7 of the Complaint.
     8. Defendant admits the allegations contained in paragraph 8 of the Complaint but respectfully refers the Court to the letter described in paragraph 8.
     9. Defendant admits the allegations contained in paragraph 9 of the Complaint but respectfully refers the Court to the letter described in paragraph 9.
    10. Defendant neither admits nor denies the allegations contained in paragraph 10 of the Complaint and leaves Plaintiff to their proofs.
    11. Defendant admits the allegations contained in paragraph 11 of the Complaint.
    12. Defendant neither admits nor denies the allegations contained in paragraph 12 of the Complaint and leaves Plaintiff to their proofs.
    13. Defendant admits the allegations contained in paragraph 13 of the Complaint.
    14. Defendant responds to paragraph 14 in the same manner as it responded to the allegations contained in paragraph 14.
    15. Defendant neither admits nor denies the allegations contained in paragraph 15 of the Complaint and leaves Plaintiff to their proofs.
    16. Defendant neither admits nor denies the allegations contained in paragraph 16 of the Complaint and leaves Plaintiff to their proofs.
    17. Defendant neither admits nor denies the allegations contained in paragraph 17 of the Complaint and leaves Plaintiff to their proofs.
    18. Defendant neither admits nor denies the allegations contained in paragraph 18 of the Complaint and leaves Plaintiff to their proofs.
    19. Defendant neither admits nor denies the allegations contained in paragraph 19 of the Complaint and leaves Plaintiff to their proofs.
    20. Defendant neither admits nor denies the allegations contained in paragraph 20 of the Complaint and leaves Plaintiff to their proofs.
    21. Defendant admits the allegations contained in paragraph 21 of the Complaint.
    22. Defendant admits the allegations contained in paragraph 22 of the Complaint.
    23. Defendant admits the allegations contained in paragraph 23 of the Complaint.
    24. Defendant neither admits nor denies the allegations contained in paragraph 24 of the Complaint and leaves Plaintiff to their proofs.
    25.   Re-alleges.
    26. Defendant neither admits nor denies the allegations contained in paragraph 26 of the Complaint and leaves Plaintiff to their proofs.
    27. Defendant denies the allegations contained in paragraph 27 of the Complaint.
    28. Defendant responds to paragraph 28 in the same manner as it responded to the allegations contained in paragraph 28.
    29. Defendant denies the allegations contained in paragraph 29 of the Complaint.
    30. Defendant neither admits nor denies the allegations contained in paragraph 30 of the Complaint and leaves Plaintiff to their proofs.
    31. Defendant neither admits nor denies the allegations contained in paragraph 31 of the Complaint and leaves Plaintiff to their proofs.
    32. Defendant denies the allegations contained in paragraph 32 of the Complaint.
    33. Defendant admits the allegations contained in paragraph 33 of the Complaint.

                      AFFIRMATIVE DEFENSES
     1. Defendant has and continues to make good faith efforts to settle this claim and is awaiting a response to certain financial information along with an offer presented to plaintiff.
     2. Plaintiff has an adequate remedy of law and is not entitled to an injunction.
     3. Defendant is entitled to an adjustment of the amount due based upon financial information submitted to the Plaintiff.

                                   DECHERT PRICE & RHOADS
                                   477 Madison Avenue
                                   New York, New York 10022
                                   (212) 325-3526




                                   By:  s/Robert A. Baime
                                        Robert A. Baime
                                        Attorney for Defendant

Dated:    February 9, 1996
          New York, New York